UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2009 (February 19, 2009)

INTERACTIVE INTELLIGENCE, INC. (Exact name of registrant as specified in its charter)

000-27385 (Commission File Number)

Indiana (State or Other Jurisdiction of Incorporation)	35-1933097 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)  Compensatory Arrangements of Named Executive Officers.

2009 Executive Compensation

On February 19, 2009, the Compensation Committee of the Board of Directors of Interactive Intelligence, Inc. (the “Company”) approved annual compensation arrangements, for the year beginning January 1, 2009, for the Company’s Named Executive Officers, as defined in Item 402(a)(3) of Regulation S-K of the Securities and Exchange Act of 1934, as amended. The Company’s executive officers for fiscal 2009, each of whom will also be identified as a Named Executive Officer in the Company’s 2009 Proxy Statement, are as follows:

Name	Title/Position
Donald E. Brown, M.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Stephen R. Head	Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer)

Gary R. Blough	Executive Vice President of Worldwide Sales

Pamela J. Hynes	Vice President of Worldwide Customer Services

Joseph A. Staples	Senior Vice President of Worldwide Marketing

The 2009 base salaries for each of the Named Executive Officers remain the same as in 2008. Bonus payouts under the 2009 compensation arrangements for each of the Named Executive Officers are targeted to be the same as the targeted bonus amounts in 2008, but may fluctuate based on actual results.  For purposes of the 2009 compensation arrangements, "non-GAAP" means excluding stock option expense.

Dr. Brown and Mr. Head are eligible for a Company Performance Bonus.  The bonus is earned and paid quarterly based on the percentage of actual non-GAAP year-to-date operating income margin compared to a target margin of 5%. For the first three quarters of the year, payments are limited to a margin of 5%. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No bonus will be paid if the Company’s non-GAAP operating income for the applicable quarter is less than $250,000 or year-to-date non-GAAP operating income is less than $250,000 multiplied by the number of completed quarters. If the actual non-GAAP year-to-date operating income margin equals the 5% target margin, Dr. Brown and Mr. Head will earn an aggregate bonus of $185,000 and $100,000, respectively, for 2009.

Mr. Blough is eligible for a bonus earned and paid quarterly based on achieving specified year-to-date sales and marketing non-GAAP operating profit targets, with a portion based on North American results and a portion based on results for the rest of the world. For the first three quarters of the year, payments are limited to the targeted amounts.  Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No bonus will be paid if the Company does not report non-GAAP operating income for the applicable quarter.  If the actual year-to-date non-GAAP operating profit amounts equal the targeted amounts for each quarter, Mr. Blough will earn an aggregate bonus of $200,000 for 2009.

Ms. Hynes is eligible for a bonus earned and paid quarterly based on achieving specified year-to-date non-GAAP operating profit targets, with a portion based on each of (i) support and professional services, (ii) education services, and (iii) communications as a service (CaaS), and a portion of the bonus based on the contract volume of the Company's CaaS initiative. For the first three quarters of the year, payments are limited to the targeted amounts.  Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No bonus will be paid if the Company does not report non-GAAP operating income for the applicable quarter.  If the actual year-to-date non-GAAP operating profit amounts equal the targeted amounts for each quarter, Ms. Hynes will earn an aggregate bonus of $72,000 for 2009.

Mr. Staples is eligible for a bonus earned and paid quarterly based on achieving specified year-to-date worldwide sales and marketing non-GAAP operating profit targets. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No bonus will be paid if the Company does not report non-GAAP operating income for the applicable quarter.  If the actual year-to-date non-GAAP operating profit amounts equal the targeted amounts for each quarter, Mr. Staples will earn an aggregate bonus of $95,000 for 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: February 25, 2009	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer